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                                                                   EXHIBIT 10.10

                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT, made and entered into as of March 1, 1999 (the "Effective Date"), by and between Robert P. Cuthbert (the "Executive") and LaSalle Re Limited (the "Company");

                               WITNESSETH THAT:
                               ---------------

     WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of the Executive by the Company;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Executive and the Company as follows:

     1. Performance of Services. The Executive's employment with the Company shall be subject to the following:

(a) Subject to the provisions of this Agreement, the Company hereby agrees to employ the Executive as the Senior Vice President, Chief Financial Officer and Treasurer of the Company and LaSalle Re Holdings Limited (the "Holding Company") during the Agreement Term (as defined below), and the Executive hereby agrees to remain in the employ of the Company during the Agreement Term.

(b) During the Agreement Term, while the Executive is employed by the Company, the Executive shall devote, subject to paragraph 1(f), his full time, energies and talents to performing his duties under this Agreement.

(c) The Executive agrees that he shall perform his duties faithfully and efficiently subject to the directions of the Board of Directors (the "Board") and the Chief Executive Officer (the "CEO") of the Company. The Executive's duties may include providing services for the Company, the Holding Company, and the Subsidiaries (as defined below), as determined by the CEO; provided that the Executive shall not, without his consent, be assigned tasks that would be inconsistent with his position at the Company. The Executive will have such authority and power as are inherent to the undertakings applicable to his position and necessary to carry out his responsibilities and the duties required of him hereunder.

(d) While the Executive is employed by the Company, he shall be subject to the duties that reasonably apply to the Company's officers and employees (including, without limitation, the duty of loyalty to the Company).

(e) The Company may change the Executive's title and duties in the event of reorganization, restructuring, or similar circumstances, except that the Executive shall have a senior executive position at all times during the Agreement Term while he is employed by the Company.
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(f)  Notwithstanding the foregoing provisions of this paragraph 1, during the
     Agreement Term, the Executive may devote reasonable time to activities other than those required under this Agreement, including the supervision of his personal investments, and activities involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership of the boards of directors of other organizations, and similar type of activities, to the extent that such other activities do not inhibit or prohibit the performance of the Executive's duties under this Agreement, or conflict in any material way with the business of the Company, the Holding Company, or any Subsidiary; provided, however, that except as otherwise expressly provided in this Agreement, the Executive shall not serve on the board of any business, or hold any position with any business without the consent of the Board and the CEO of the Company.

(g) The Executive will be required to maintain a residence in Bermuda while employed by the Company.

(h) The Company will use its reasonable best efforts to maintain a Bermuda work permit for the Executive. The Executive shall cooperate with the Company and the appropriate authorities in maintaining such permit. The Executive's employment by the Company is conditioned upon the Company's ability to keep current all required work permits, and except as otherwise provided in this paragraph 1(h), the Company shall have no further obligation to the Executive if, after employing its reasonable best efforts, it is unable to maintain such permits. If despite the Company's best efforts to maintain the Bermuda work permit, the work permit is terminated or revoked by the Government of Bermuda through no fault of the Executive, then the Executive shall be deemed to have received written notice from the Company that his Date of Termination is the date on which the termination or revocation of his or her work permit is effective, and the Executive shall be entitled to the benefits provided for Termination by the Company under Section 3(g). In addition, the Company shall reimburse the Executive for reasonable costs actually incurred by the Executive and the members of his or her immediate family to relocate to the nation in which the Executive maintains citizenship; provided, however, that such reimbursement shall be made only if such relocation occurs within a reasonable time following such Date of Termination. The reasonableness of the cost and time of relocation shall be determined by the Board.

(i) Subject to the provisions of this Agreement, the Executive shall not be required to perform services under this Agreement during any period that he is Disabled. The Executive shall be considered "Disabled" during any period in which he has a physical or mental disability which renders him incapable, after reasonable accommodation, of performing his duties under this Agreement. In the event of a dispute as to whether the Executive is Disabled, the Company may refer the same to a licensed practicing physician of the Company's choice, and the Executive agrees to submit to such tests and examination as such physician shall deem appropriate.

(j) The "Agreement Term" shall be the period beginning on the Effective Date and ending on the third anniversary of the Effective Date; provided, however, that beginning on the

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     second anniversary of the Effective Date, such Agreement Term shall automatically be renewed daily, such that at any time on or after the second anniversary of the Effective Date, the remaining term shall equal one year. However, such additional day-to-day renewals may be terminated by either party be delivering written notice of such termination to the other party, in accordance with the requirements of paragraph 18. The cessation of the automatic renewals shall be effective on the date such written notice is deemed to be given to the other party in accordance with paragraph 18, such that the Agreement Term shall end on the one-year anniversary of the date such written notice is deemed given to the other party. For purposes of this Agreement, a Notice of Termination, as described in paragraph 3(i), shall be deemed to be a notice to terminate day-to-day renewals.

(k) For purposes of this Agreement, the term "Subsidiary" shall mean any company (regardless of whether incorporated) during any period in which 50% or more of the total combined voting power of all classes of stock (or other ownership interest) entitled to vote is owned, directly or indirectly, by the Company.

     2. Compensation. Subject to the provisions of this Agreement, during the Agreement Term, while he is employed by the Company, the Company shall compensate the Executive for the Executive's services as follows:

(a)  Salary.   The Executive shall receive, for each 12-consecutive month period beginning on the Effective Date and each anniversary thereof, in substantially equal monthly or more frequent installments, an annual base salary of $300,000 (the "Salary"). In no event shall the Salary of the Executive be reduced to an amount that is less than the amount specified in this paragraph (a), except to the extent that reductions of the same percentage are being made at the same time to the salaries of all other Company officers in the corporate office at or above the vice-president level, and such Salary shall be restored to its prior level when, and to the same extent, as the restoration that applies to the other officers.

(b) Bonus. The Executive shall be entitled to receive bonuses from the Company in accordance with the provisions of Exhibit A, which is attached to and forms a part of this Agreement. Notwithstanding the foregoing, but subject to this paragraph 2(b), for the fiscal year ended September 30, 1999, the Executive shall be entitled to a minimum bonus of $100,000, of which $50,000 shall be payable on the Effective Date or as soon as practicable thereafter, and the remaining $50,000 shall be payable on September 30, 1999 or as soon as practicable thereafter. The bonus, if any, otherwise payable in accordance with the provisions of Exhibit A which is attributable to the fiscal year ended September 30, 1999, will be reduced, but not below $0, to reflect the $100,000 payable in accordance with the immediately foregoing sentence.

(c) Stock Options. On the later of the Effective Date or the date such award is approved by the Board of Directors of the Holding Company, the Executive shall receive an option to purchase 50,000 common shares of the Holding Company. The terms and conditions for such option shall be governed by the LaSalle Re Holdings Limited 1996 Long-Term Incentive Plan (the "LTIP"), including, as permitted by the LTIP, by such additional

                                       3
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     terms imposed by the Committee under the LTIP, which terms shall be reflected in an option agreement between the Holding Company and the Executive.

(d) Restricted Stock. On the later of the Effective Date or the date such award is approved by the Board of Directors of the Holding Company, the Executive shall receive 12,500 shares of restricted stock of the Holding Company. The terms and conditions for such restricted stock shall be governed by the LTIP, including, as permitted by the LTIP, by such additional terms imposed by the Committee under the LTIP, which terms shall be reflected in an restricted stock agreement between the Holding Company and the Executive.

(e) Disability. The Executive shall receive from the Company disability income replacement coverage which will provide for replacement of income at a commercially reasonable rate during any period in which the Executive is Disabled if the disability arose during the Agreement Term and prior to the Executive's Date of Termination. During any period while the Executive is Disabled, and is otherwise entitled to receive Salary under this Agreement, any Salary payments to the Executive shall be reduced by the amount of any benefits paid for the same period of time under the Company's disability income replacement coverage.

(f) Pension. The Company will provide the Executive with a defined contribution savings plan, into which the Company will make a contribution for each fiscal year equal to 10% of the Salary paid to the Executive for such fiscal year. The plan will also provide that the Executive may make annual contributions equal to or less than the Company's contribution.

(g) Automobile. The Company will provide the Executive with an allowance toward the cost of an automobile in Bermuda, the amount of which will be approved by the CEO. The Company will assume responsibility for the cost of insurance, maintenance and similar items. The Executive's personal use of the automobile will be permitted. This perquisite shall be governed by the rules and limitations set down from time to time by the Company.

(h) Club. The Company will reimburse the Executive for periodic dues for his membership in clubs located in Bermuda in an amount not to exceed $3,000 per fiscal year. The Company will provide a one-time reimbursement to the Executive for initiation fees for club membership in an amount not to exceed $10,000; provided, however, that if any such initiation fees are returned to the Executive upon termination of membership or for any other reason, such fees shall be paid to the Company to the extent such return is attributable to amounts paid by the Company.

(i) Housing/Living Allowance. The Company shall provide the Executive with a housing and living expense allowance at the annual rate of $120,000, with such allowance to be payable to the Executive in monthly instalments.

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(j)  Professional Dues.  The Company will reimburse the Executive for reasonable professional dues to maintain his professional standing as a Chartered Accountant.

(k) Tax, Accounting and Financial Planning; Legal Counsel. The Company will reimburse the Executive for reasonable expenses, not to exceed $5,000 per fiscal year, for tax, accounting, and financial planning services. The Company will reimburse the Executive for reasonable expenses, not to exceed $5,000, for review of this Agreement by the Executive's legal counsel; provided, however, that such review must occur within a reasonable time of the Effective Date, as determined by the CEO.

(l) Relocation. The Company will reimburse the Executive for the expenses he incurs in connection with his relocation to Bermuda, including travel expenses for the Executive, his wife, and his immediate family, provided that such reimbursement shall be subject to such policies and procedures as may be in effect from time to time for the Company's senior executives.

(m) Other Benefits. Except as otherwise specifically provided to the contrary in this Agreement, the Executive shall be provided with the welfare benefits and other fringe benefits to the same extent and on the same terms as those benefits are provided by the Company from time to time to the Company's other senior management employees. However, the Company shall not be required to provide a benefit or perquisite under this paragraph 2(m) if such benefit or perquisite would duplicate (or otherwise be the same type as) a benefit or perquisite specifically required to be provided under another provision of this Agreement.

(n) Expenses. Upon approval by the CEO, the Company will reimburse the Executive for reasonable expenses for entertainment, traveling, meals, lodging and similar items in promoting the Company's business which the Executive documents on a form used by the Company to report business expenses.

(o) Indemnification. The Company shall maintain officers liability insurance in commercially reasonable amounts (as reasonably determined by the Board), and the Executive shall be covered under such insurance to the same extent as other senior management employees of the Company. The Executive shall be eligible for indemnification by the Company under the Company's bye-laws as currently in effect. The Company agrees that it shall not take any action that would impair the Executive's rights to indemnification under the Company's bye-laws, as currently in effect.

(p) Holiday/Vacation. The Executive shall be subject to the holiday and vacation policy that applies to other senior executives of the Company.

(q) Dollar Amounts. As used in this Agreement, "dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

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     3.  Termination.  The Executive's employment during the Agreement Term may be terminated by the Company or the Executive without any breach of this Agreement only under the circumstances described in paragraphs 3(a) through 3(h):

(a)  Death.  The Executive's employment will terminate upon his death.

(b) Permanently Disabled. The Company may terminate the Executive's employment if he is Permanently Disabled. "Permanently Disabled" means that the Executive is eligible for benefits under the Company's long-term disability plan.

(c) Cause. The Company may terminate the Executive's employment at any time for Cause. "Cause" shall mean:

     (i) the wilful and continued failure by the Executive to substantially perform his duties with the Company (other than any such failure resulting from the Executive's being Disabled), within a reasonable period of time after a written demand for substantial performance is delivered to the Executive by the CEO, which demand specifically identifies the manner in which the CEO believes that the Executive has not substantially performed his duties;

     (ii) the wilful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or the Holding Company, monetarily or otherwise; or

     (iii) the engaging by the Executive in egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the CEO, the Executive's credibility and reputation no longer conform to the standard of the Company's executives.

     For purposes of this Agreement, no act, or failure to act, on the Executive's part shall be deemed "wilful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Company or the Holding Company.

(d) Constructive Discharge. If the Executive (i) provides written notice to the Company of the occurrence of a material breach of this Agreement by the Company, which specifically identifies the manner in which the Executive believes that the breach has occurred; (ii) the Company fails to correct such breach within a reasonable time after such notice; and (iii) the Executive resigns within the 60-day period following the occurrence of such breach, then the Executive shall be considered to have been constructively discharged.

(e) Resignation by Executive. The Executive may resign for any reason by giving the Company ninety (90) days prior written notice, except the Executive will be treated as having resigned under this paragraph 3(e) only if he has not been constructively discharged under paragraph 3(d) and he has not terminated employment for those

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     specified reasons occurring within one year following a Change in Control under paragraph 3(h).

(f) Mutual Agreement. This Agreement may be terminated at any time by the mutual agreement of the parties. Any termination of the Executive's employment by mutual agreement of the parties will be memorialized by an agreement which is reduced in writing and signed by the Executive and the CEO or other duly appointed officer of the Company.

(g) Termination by Company. The Company may terminate the Executive's employment at any time for any reason by giving the Executive prior written notice, except the Executive's employment will not be treated as having been terminated under this paragraph 3(g) if the termination is for reasons of being Permanently Disabled or for Cause or if the termination is for those specified reasons occurring within one year following a Change in Control under paragraph 3(h).

(h) Change in Control. Within one year of a Change in Control, either the Company may terminate the Executive for any reason by giving the Executive prior written notice (except the Executive's employment will not be treated as having been terminated under this paragraph 3(h) if the termination is for reasons of being Permanently Disabled or for Cause); or the Executive may resign with Good Reason by giving prior written notice to the Company, and such termination for either reason shall be considered a termination by reason of Change in Control.

     For purposes of this paragraph (h):

     (i) "Change in Control" means a change in the beneficial ownership of the Holding Company's voting stock or a change in the composition of the Board of the Holding Company which occurs as follows:

          (a) Any "person" (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of stock of the Holding Company representing 30 percent or more of the total voting power of the Holding Company's then outstanding stock.

          (b) A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Securities Exchange Act of 1934 and the corresponding SEC rules) is made for the stock of the Holding Company, which has not been negotiated and approved by the Board of the Holding Company. In case of a tender offer described in this paragraph
               (b), the Change in Control will be deemed to have occurred upon the first to occur of (i) any time during the offer when the person (using the definition in (a) above) making the offer owns or has accepted for payment stock of the Holding Company with 25 percent or more of the total voting power of the Holding Company's stock or (ii) three business days

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               before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Holding Company's stock when the offer terminates.

          (c) Individuals who were the nominees of the Board of Directors of the Holding Company for election as directors of the Holding Company immediately prior to a meeting of the shareholders of the Holding Company involving a contest for the election of directors shall not constitute a majority of the Board following the election.

     (ii)  "Good Reason" shall mean:

           (a) without the express written consent of the Executive, (i) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as held, exercised and assigned during the ninety (90) day period immediately preceding the Change in Control, or (ii) any other substantial adverse change in such position (including titles), authority or responsibilities; or

           (b) the Company's requiring the Executive to be based or to perform services at any office or location other than that at which the Executive is based immediately prior to the Change in Control, except for travel reasonably required in the performance of the Executive's responsibilities.

(i) Date of Termination. "Date of Termination" means the last day the Executive is employed by the Company, provided that the Executive's employment is terminated in accordance with the foregoing provisions of this paragraph 3.

(k) Notice of Termination. Any termination of the Executive's employment by the Company or the Executive (other than a termination pursuant to paragraph 3(a) or paragraph 3(f)) must be communicated by a written Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a dated notice which indicates the specific termination provision in this Agreement relied on and which sets forth in reasonable detail the facts and circumstances, if any, claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     4. Rights Upon Termination. This paragraph 4 describes the payments and benefits to be provided to the Executive after his Date of Termination:

(a) Payment of Previously Earned Amounts. The Executive shall receive payment of accrued but unpaid Salary, vacation pay and, if expressly provided for in paragraph 4(d) or paragraph 4(f), a pro rata portion of his bonus (if any), in each case for the period ending with the Executive's Date of Termination; provided, however, that regardless of

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     when the Executive's Date of Termination occurs, the Executive shall receive the $100,000 bonus described in paragraph 2(b) for the fiscal year ending September 30, 1999.

(b) No Severance Payments. If the Executive's Date of Termination occurs during or after the end of the Agreement Term because of (i) the Executive's death, (ii) his being Permanently Disabled (described in paragraph 3(b)), (iii) his termination for Cause (described in paragraph 3(c)), or (iv) his resignation (described in paragraph 3(e)), then, except as otherwise expressly provided for in this Agreement, no payments shall be due to the Executive under this Agreement for periods after the Date of Termination.

(c) Salary Continuation. If the Executive's Date of Termination occurs during the Agreement Term because of (i) his discharge by the Company for reasons other than Cause (described in paragraph 3(c)) or because of (ii) his constructive discharge (described in paragraph 3(d)), the Executive shall continue to receive Salary payments (at the rate in effect on the Date of Termination) in monthly or more frequent instalments through the earliest of: (i) the last day of the Agreement Term; (ii) the date that is the twelve (12) month anniversary of the Executive's Date of Termination; (iii) the date of the Executive's death, or (iv) the date, if any, of the breach by the Executive of the non-competition requirements of paragraph 7, the confidentiality requirements of paragraph 8 or the non-disparagement requirements of paragraph 9.

(d) Pro rata Bonus. Except as otherwise provided in this paragraph 4(d) or in paragraph 4(f), the Executive shall not receive a bonus for the fiscal year in which the Executive's Date of Termination occurs. If the Executive's Date of Termination occurs during the Agreement Term as a result of (i) the Executive's death, (ii) his being Permanently Disabled (described in paragraph 3(b)), (iii) his discharge by the Company for reasons other than Cause (described in paragraph 3(c)), or (iv) his constructive discharge (described in paragraph 3(d)), the Executive shall receive a pro rata portion of the bonus which would have been paid pursuant to Exhibit A for the fiscal year in which the Executive's Date of Termination occurs. Such portion, if any, shall be calculated for the period ending on the Date of Termination and shall be paid to the Executive (or his estate) within a reasonable period of time after the Company calculates the bonus amount, if any, for all employees for the fiscal year. As provided in paragraph 4(a) above, the $100,000 bonus payable for the fiscal year ending September 30, 1999 shall be paid to the Executive, and shall not be pro rated, regardless of when the Executive's Date of Termination occurs.

(e) Housing/Living Expenses, Medical Benefits. If the Executive is entitled to Salary Continuation payments pursuant to paragraph 4(c), the Executive shall receive a housing and living expense allowance (described in paragraph 2(i)) and may continue to participate in the medical and dental plans in which he participated on the day before his Date of Termination through the earlier of: (i) the last day for which the Executive receives Salary Continuation payments pursuant to paragraph 4(c); or (ii) three (3) months after the Executive's Date of Termination. Participation in the medical and dental plans is subject to the Executive's payment of the applicable employee portion of the

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     monthly premium cost, if any. If the Company ceases offering the medical and dental plans in which the Executive participated on the day before his Date of Termination to Company employees during this time, the Executive may elect to participate in any other medical or dental plan offered by the Company to its employees, provided however, that the Executive shall be responsible for paying the applicable employee portion of the monthly premium cost.

(f) Payments following Change in Control. If the Executive's Date of Termination occurs during the Agreement Term because of his involuntary termination or voluntary termination for Good Reason within one year after a Change in Control (described in paragraph 3(h)), the Company shall pay to the Executive the amounts described below. Amounts payable to the Executive under this paragraph 4(f) shall not be subject to the set-off described in paragraph 6.

     (i) Lump Sum Payment of Salary. The Executive shall receive a lump sum payment as soon as practicable following his Date of Termination equal to the Salary (at the rate in effect at the Date of Termination) that would have been payable to the Executive had his Salary continued to be paid through the period beginning on his Date of Termination and ending on the date that is the twenty-four (24) month anniversary of the Executive's Date of Termination.

     (ii) Pro rata Bonus. The Executive shall receive a pro rata portion of the bonus which would have been paid pursuant to Exhibit A for the fiscal year in which the Executive's Date of Termination occurs. Such portion, if any, shall be calculated for the period ending on the Date of Termination and shall be paid to the Executive (or his estate) within a reasonable period of time after the Company calculates the bonus amount, if any, for all employees for the fiscal year. As provided in paragraph 4(a) above, the $100,000 bonus payable for the fiscal year ending September 30, 1999 shall be paid to the Executive, and shall not be pro rated, regardless of when the Executive's Date of Termination occurs.

     (iii) Relocation Expenses. The Executive shall be reimbursed for reasonable costs actually incurred by the Executive and the members of his or her immediate family to relocate to the United States; provided, however, that such reimbursement shall be made only if such relocation occurs within a reasonable time following the Executive's Date of Termination. The reasonableness of the cost and time of relocation shall be determined by the Board.

     (iv) Tax Gross-Up for Certain Taxable Income. The Executive shall receive the following amounts: (x) the amount, if any, which is equal to the amount of taxes imposed by the tax laws of the United States on taxable income attributable to payment of relocation expenses to the Ex ecutive under subparagraph 4(f)(iii), on taxable income, if any, attributable to the accelerated vesting of options and restricted stock as a result of the Executive's termination of employment for reasons described in paragraph 3(h), and on taxable income, if any, attributable to payments to the Executive from any nonqualified retirement or deferred

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

            compensation plan maintained by the Company payable to the Executive as a result of his termination of employment for reasons described in paragraph 3(h), and (y) such additional amount, if any, which is equal to the amount of taxes imposed by the tax laws of the United States on the amount, if any, payable to the Executive under clause
            (x) of this subparagraph 4(f)(iv).

     (v) Reimbursement for Excise Tax. With respect to any payment made to the Executive under this Agreement as a result of termination within one year after a Change in Control (described in paragraph 3(h)) (and with respect to any other payment made to the Executive upon a Change in Control, including without limitation, the vesting of an option or other cash or non-cash benefit or property, whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company) (the "Total Payments"), if such Total Payments are or become subject to the tax imposed by
            Section 4999 of the United States Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Executive an additional amount equal to the amount of such Excise Tax.

(g) Other Programs. No benefits shall be payable to the Executive under any other severance pay arrangement or similar arrangement maintained by the Company or any Subsidiary. Except as otherwise expressly provided in this Agreement, no other payments or benefits shall be due to the Executive following the Date of Termination (except as otherwise specifically provided under the terms of an employee benefit plan or arrangement).

     5. Duties on Termination. Subject to the provisions of this Agreement, during the period beginning on the date of delivery of a Notice of Termination, and ending on the Date of Termination, the Executive shall continue to perform his duties as set forth in this Agreement, and shall also perform such services for the Company and the Holding Company as are necessary and appropriate for a smooth transition to the Executive's successor, if any. Notwithstanding the foregoing provisions of this paragraph 5, the Company may suspend the Executive from performing his duties under this Agreement following the delivery of a Notice of Termination providing for the Executive's resignation, or delivery by the Company of a Notice of Termination providing for the Executive's termination of employment for any reason; provided, however, that during the period of suspension (which shall end on the Date of Termination), the Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

     6. Set-Off. Except as otherwise provided in paragraph 4(f), if the Executive's employment with the Company is terminated for any reason and, under the terms of this Agreement, the Executive is otherwise entitled to receive Salary and bonus payments, such payments will be reduced by the amount of any salary and bonus payments the Executive receives in connection with other employment.

     7. Non-competition. While the Executive is employed by the Company, and during the Non-Competition Period (as defined below), the Executive agrees that he will not directly or indirectly perform services in a financial-related position in Bermuda for a direct competitor of the Company. A financial-related position shall include, but is not limited to, a financial officer or comptroller.

For purposes of this paragraph 7:

     "Non-Competition Period" shall be determined as follows:

     (1) If the Executive's Date of Termination occurs under circumstances other than those described in paragraph 3(d) (relating to constructive discharge) or paragraph 3(g) (relating to certain terminations by the Company), the Non-Competition Period shall be the period beginning on the Date of Termination, and ending on the twenty-four-month (24) anniversary of the Date of Termination.

     (2) If the Executive's Date of Termination occurs under circumstances described in paragraph 3(d) (relating to constructive discharge) or paragraph 3(g) (relating to certain terminations by the Company), the Non-Competition Period shall be the period beginning on the Date of Termination, and ending on the earlier to occur of the last day of the Agreement Term or the twelve (12) month anniversary of the Date of Termination. However, under this paragraph (2), the Company, in its discretion, by notice provided to the Executive not later than fifteen
          (15) days after the Date of Termination, may extend the Non-Competition Period beyond the end of the Agreement Term, to a date specified in such notice (but not later than the twelve-month anniversary of the Date of Termination), but only if the Company agrees to provide the salary continuation payments described in paragraph 4(c) during such Non-Competition Period.

     Nothing in this paragraph 7, paragraph 8 or paragraph 9 shall be construed as limiting the Executive's duty of loyalty to the Company while he is employed by the Company or any other duty he may otherwise have to the Company while he is employed by the Company.

     8. Confidential Information. Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Executive has express authorization from the Company, the Executive agrees to keep secret and confidential indefinitely all non-public information (including, without limitation, information regarding litigation and pending litigation) concerning the Company, the Holding Company, and the Subsidiaries which was acquired by or disclosed to the Executive during the course of his employment with the Company, or during the course of his consultation with the Company following his termination of employment (regardless of whether consultation is pursuant to paragraph 10), and not to disclose the same, either directly or indirectly, to any other person, firm, or business entity, or to use it in any way. To the extent that the Executive obtains information on behalf of the Company, the Holding Company, or any of the Subsidiaries that may be subject to attorney-client privilege as to the Company's attorneys, the Executive shall take reasonable steps to maintain the confidentiality of such information and to preserve such privilege. Nothing in the foregoing provisions of this paragraph 8 shall be construed so as to prevent the Executive from using, in connection with his employment for himself or an employer other than the Company, the Holding Company, or any of the Subsidiaries, knowledge which was acquired by him during the course of his employment with the Company, the Holding Company, and the Subsidiaries, and which is generally known to persons of his experience in other companies in the same industry.

     9. Non-Disparagement. The Executive agrees that, while he is employed by the Company, and after his Date of Termination, he shall not make any false, defamatory or disparaging statements about the Company, the Holding Company, the Subsidiaries, or the officers or directors of the Company, the Holding Company, or the Subsidiaries that are reasonably likely to cause material damage to the Company, the Holding Company, the Subsidiaries, or their officers or directors. While the Executive is employed by the Company, and after his Date of Termination, the Company agrees, on behalf of itself, the Holding Company, and the Subsidiaries, that neither the officers nor the directors of the Company, the Holding Company, or the Subsidiaries shall make any false, defamatory or disparaging statements about the Executive that are reasonably likely to cause material damage to Executive.

     10. Defense of Claims. The Executive agrees that, for the period beginning the Effective Date, and continuing for a reasonable period after the Executive's termination of employment with the Company, the Executive will cooperate with the Company, the Holding Company and the Subsidiaries in defense of any claims that may be made against the Company, the Holding Company and the Subsidiaries, and will cooperate with the Company, the Holding Company or the Subsidiaries in the prosecution of any claims that may be made by the Company, the Holding Company or the Subsidiaries, to the extent that such claims may relate to services performed by the Executive for the Company. The Executive agrees to promptly inform the Company if he becomes aware of any lawsuits involving such claims that may be filed against the Company, the Holding Company or the Subsidiaries. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such cooperation, including travel expenses. For periods after the Executive's employment with the Company terminates, the Company agrees to provide reasonable compensation to the Executive for such cooperation. The determination of the reasonableness of such compensation shall take into account information provided to the Company by the Executive or otherwise known to the Company, which may include, without limitation, (a) the Executive's rate of compensation at the time he ceased employment with the Company, and whether he is then receiving other compensation payments from the Company; (b) the Executive's rate of compensation at the time of such cooperation; (c) the amount of time required of the Executive for such cooperation; (d) difficulty of the issues as to which the cooperation is required; (e) the amount of inconvenience to the Executive resulting from such cooperation (including consideration of factors such as the amount of travel required of the Executive, the effect on other commitments of the Executive, and the amount of advance notice provided to the Executive); and
(f) whether such cooperation would be legally required in the absence of the requirements of this paragraph 10. The Executive also agrees to promptly inform the Company if he is asked to assist in any investigation of the Company, the Holding Company or the Subsidiaries (or their actions) that may relate to services performed by the Executive for the Company, regardless of whether a lawsuit has then been filed against the Company, the Holding Company or the Subsidiaries with respect to such investigation.

     11. Remedies. The Executive acknowledges that the Company or the Holding Company would be irreparably injured by a violation of paragraph 7, paragraph 8, or paragraph 9, and he agrees that the Company, in addition to any other remedies available to it for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Executive from any actual or threatened breach of either paragraph 7, paragraph 8 or paragraph 9. The Company acknowledges that the Executive would be irreparably injured by a violation of paragraph 9, and the Company agrees that the Executive, in addition to any other remedies available to him for such breach or threatened breach, shall be entitled to a preliminary injunction, temporary restraining order, or other equivalent relief, restraining the Company from any actual or threatened breach of paragraph 9. If a bond is required to be posted in order for the Company or the Executive to secure an injunction or other equitable remedy, the parties agree that said bond need not be more than a nominal sum.

     12. Nonalienation. The interests of the Executive under this Agreement are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive or the Executive's beneficiary.

     13. Amendment. This Agreement may be amended or canceled only by mutual agreement of the parties in writing without the consent of any other person. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     14. Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of Bermuda, without regard to the conflict of law provisions of any jurisdiction. All disputes shall be arbitrated or litigated (whichever is applicable) in Bermuda.

     15. Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

     16. Waiver of Breach. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party or any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

     17. Successors. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business.

     18. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) in the case of certified, registered or similar mail delivery, five days after deposit in the local mail; or

(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the mail or by overnight service are to be delivered to the addresses set forth below:

to the Company:

     LaSalle Re Limited
     25 Church Street
     Hamilton HMFX, Bermuda

or to the Executive:

     Robert P. Cuthbert
     25 Church Street
     Hamilton HMFX, Bermuda

All notices to the Company shall be directed to the attention of the chief executive officer of the Company, with a copy to the Secretary of the Company. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

     19. Arbitration of All Disputes. Any controversy or claim arising out of or relating to this Agreement (or the breach thereof) shall be settled by final, binding and non-appealable arbitration in Bermuda by three arbitrators. Except as otherwise expressly provided in this paragraph 19, the arbitration shall be conducted in accordance with the Arbitration Act 1986 as then in effect. One of the arbitrators shall be appointed by the Company, one shall be appointed by the Executive, and the third shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the third arbitrator within 30 days of the appointment of the second arbitrator, then the third arbitrator shall be appointed by the President of the Bermuda Bar Council.

     20. Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall survive the termination of the Executive's employment with the Company.

     21. Entire Agreement. Except as otherwise noted herein, this Agreement, including any Exhibit(s) attached hereto, constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior and contemporaneous agreements, if any, between the parties relating to the subject matter hereof. The enforceability of this Agreement shall not cease or otherwise be adversely affected by the termination of the Executive's employment with the Company.

     22. Acknowledgment by Executive. The Executive represents to the Company that he is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that he has read this Agreement and that he understands its terms. The Executive acknowledges that, prior to assenting to the terms of this Agreement, he has been given a reasonable time to review it, to consult with counsel of his choice, and to negotiate at arm's-length with the Company as to the contents. The Executive and the Company agree that the language used in this Agreement is the language chosen by the parties to express their mutual intent, and that no rule of strict construction is to be applied against any party hereto. The Executive represents and warrants that he is not, and will not become a party to any agreement, contract, arrangement or understanding, whether of employment or otherwise, that would in any way restrict or prohibit him from undertaking or performing his duties in accordance with this Agreement.

     23. Titles and Headings. Titles and headings in this Agreement are for ease of reference and convenience only, and shall not be construed to affect the meaning of any provision of this Agreement.

     IN WITNESS THEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name and on its behalf, and its corporate seal to be hereunto affixed, all as of the day and year first above written.



                             /s/ Robert P. Cuthbert
                            --------------------------
                            Robert P. Cuthbert


                            LASALLE RE LIMITED


                            By: /s/ Victor H. Blake
                               ----------------------
                                    Victor H. Blake

                                   EXHIBIT A
                                   ---------


                               BONUS COMPUTATION
                               -----------------

     A-1. Purpose. This Exhibit A is attached to and forms a part of the employment agreement (the "Agreement") between Robert P. Cuthbert (the "Executive") and LaSalle Re Limited (the "Company"). The purpose of this Exhibit A is to set forth the terms of the bonus program described in paragraph 2(b) of the Agreement.

     A-2. Guidelines. The bonus shall be determined in accordance with the following guidelines:

 .    A discretionary bonus may be awarded annually by the Board of the Company after considering the recommendation of the CEO of the Company.

 .    A non-discretionary bonus shall be earned and paid annually based upon the
     Company's Return on Equity (defined below) achieved for each fiscal year of the Company, while the Executive is employed by the Company.

 .    The non-discretionary annual bonus calculation will be based on the
     Company's Return on Equity earned each year. If the Company's Return on Equity for any year exceeds 15%, the bonus will be paid according to the following formula:

     . For each 1% improvement in Return on Equity above 10%, an amount equal to 10.0 % of The Executive's Salary will be paid.

     . For each 1% improvement in Return on Equity above 22.5%, an amount equal to 15.0 % of The Executive's Salary will be paid.

     . For Return on Equity results between whole percentages (but above 10%), the percentage of Salary awarded will be increased by interpolation.

     . The "Return on Equity" for any fiscal year shall be equal to the net income of the Company for the fiscal year, divided by shareholders' equity at the beginning of the period (as determined on the basis of U.S. generally accepted accounting principles). For purposes of this calculation any unrealized appreciation or depreciation of the Company's investments shall be disregarded (both as to the numerator and the denominator). Payments made to CNA Financial Corporation or its affiliates under the Underwriting Support Services Agreement will not reduce net income in determining Return on Equity.